Exhibit 99.1

NASDAQ: ONDS www.ondas.com | www.omnisys.co.il ABOUT OMNISYS Omnisys is a leading global provider of combat - proven optimization software for multi - mission and multi - domain defense planning and real - time decision - making. The company has maintained a long - standing track record of profitable operations without reliance on external capital. At the core of Omnisys' offering is the Battle Resource Optimization (BRO) platform — a modular, scalable, and vendor - agnostic software suite that integrates data from multiple sensors, platforms, and C2 systems, applying advanced AI and operations research to generate optimized courses of action in real time. BRO supports the full operational cycle: pre - mission planning, in - mission dynamic adaptation, and post - mission debriefing. TRANSACTION INSIGHTS Expands Ondas into AI - enabled battlefield software based on one of the most combat proven technology Adds a proven, revenue generating AI software platform to the Ondas technologies Establishes BRO as a central mission optimization layer across all Ondas systems Transitions Ondas to a full systems of systems orchestrator, and will integrate to US defense system Omnisys has maintained a long history of profitable operations without reliance on external capital ONDAS TO ACQUIRE OMNISYS Adding AI - Powered Mission and Battlefield Management & Optimization Capabilities Ondas Inc. (NASDAQ: ONDS) has entered into a definitive agreement to acquire 100% of Omnisys Ltd., an Israeli developer of AI - powered Battle Resource Optimization (BRO) software for multi - mission and multi - domain defense planning and real - time operational decision - making. Omnisys brings combat - proven performance and a global customer base spanning NATO and allied defense organizations. The acquisition will establish BRO as a mission optimization and orchestration layer spanning Ondas’ multi - domain platforms and the broader defense ecosystem, integrating sensors, autonomous systems, and command infrastructure into a unified operational framework. BRO is complementary to SkyWeaver, Ondas’ mission autonomy software platform, by enabling AI - driven battlefield coordination and real - time resource optimization across complex operations

ONDAS × Omnisys NASDAQ: ONDS

BRO CORE TECHNOLOGY PLATFORM


BRO
AI BATTLEFIELD

The Battle Resource Optimization (BRO) platform is Omnisys' proprietary AI-driven software suite for multi-domain, multi-mission defense planning and execution. BRO operates as an intelligent orchestration layer above existing C2 systems, integrating data from sensors, platforms, and command systems into a unified operational picture — then applying AI and operations research to generate optimized courses of action in real time.

- **Pre-Mission:** Optimal force build-up, asset positioning, and CONOPS planning
- **In-Mission:** Real-time recommendations and dynamic resource reallocation
- **Post-Mission:** Automated debriefing, analysis, and lessons-learned reporting
- **Vendor-Agnostic:** Integrates with any US defense systems
- **Multi-Domain:** Space · Air · Sea · Land · Spectrum — all within a single platform

BRO MISSION APPLICATIONS

BRO-AD
Air Defense & C-UAS



Optimizes multi-layer Ground-Based Air Defense (GBAD) and Counter-UAS operations. Supports multi domain sensors, GBAD Multi Tier defense effectors and fighter aircraft in coordinated real-time engagements. Deployed operationally at dense battle field operations. Scales from single-battery tactical deployment to national-level multi-layer defense.

BRO-EW / BRO-IG
Electronic Warfare & ISR



Provides real-time spectrum management (NAVWAR), ELINT mission planning, and intelligence-gathering optimization. Enables multi-sensor fusion for full situational awareness across complex electromagnetic environments. Supports planning, execution, and debriefing of EW and intelligence missions at tactical and operational levels.

BRO-AS / BRO-Border
Air Surveillance & Border Security



Optimizes radar and sensor placement for air surveillance and border protection missions. AI-driven threat detection, resource allocation, and loitering munition coordination across national borders and critical infrastructure. Deployable on ruggedized field hardware for tactical operations.

INTEGRATION WITHIN ONDAS AUTONOMOUS SYSTEMS

Omnisys BRO is expected to operate as the intelligent command layer across Ondas's systems of systems architecture, enabling closed-loop sense-decide-act operations spanning ISR, strike, electronic warfare, and air defense missions.

Forward-Looking Statements

www.ondas.com | www.omnisys.co.il

Statements made in this fact sheet that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed in our most recent Annual Report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.